UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 16, 2023

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

DALLAS, TEXAS 75243

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	TXN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2023, the Board of Directors of Texas Instruments Incorporated (“TI”) elected Curtis C. Farmer to the Board of Directors of TI and to the Board’s Audit Committee effective April 1, 2023.

In connection with his service as a director, Mr. Farmer will receive TI’s standard non-employee director cash and equity compensation as described in the Texas Instruments 2018 Director Compensation Plan, as amended. As a new director, Mr. Farmer will receive (i) a one-time initial equity award of restricted stock units with a grant-date value of approximately $200,000, and (ii) a pro rata portion of the $110,000 annual retainer for his service through the remaining portion of the year.

The Board determined that Mr. Farmer has no relationship that, in the opinion of the Board, would interfere with his exercise of independent judgment in carrying out his responsibilities as director. There have been no transactions involving TI or any of its subsidiaries in which Mr. Farmer has or will have a direct or indirect material interest that are required to be disclosed by Item 404(a) of Regulation S-K.

ITEM 7.01.	Regulation FD Disclosure.

TI’s news release announcing Mr. Farmer’s election is attached hereto as Exhibit 99.

ITEM 9.01.	Exhibits.

Designation of Exhibit in this Report	Description of Exhibit

99	Registrant’s News Release

Dated February 16, 2023 (furnished pursuant to Item 7.01)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: February 16, 2023	By:	/s/ Cynthia Hoff Trochu
Cynthia Hoff Trochu
Senior Vice President, Secretary and General Counsel